                                                                   EXHIBIT 10.18

[LETTERHEAD]


                                  TRADEMARK LICENSE


PARTIES:

The North Face
999 Harrison Street
Berkeley, CA  94710             ("Licensee")


and


W. L. Gore & Associates, Inc.
555 Paper Mill Road
P.O. Box 9329
Newark, DE  19714-9329          ("Gore")


WHEREAS:

     Licensee has the ability to produce and market high quality products incorporating advanced fabric and construction technologies, resulting in products uniquely suited to their intended uses successfully placed into the hands of satisfied consumers. Licensee desires to produce high quality products incorporating high technology fabrics, related items, and advanced design and construction techniques supplied by Gore, and to make use of trademarks owned by Gore to promote and sell these products. Gore desires to license its trademark(s) listed on Schedule B (the "Mark") to customers who will supply the market with high quality products which will produce consumer satisfaction and enhance the value of the Mark as a brand, producing mutually beneficial results and growth in the respective businesses of Licensee and Gore.

     1. Subject to the remaining terms of this Agreement, including all Schedules to it, Gore grants to Licensee a non-exclusive, non-transferable License to use the Mark under the terms and conditions set forth below. The Mark may be used only on products that are of styles and constructions which have been approved in advance by Gore, and meet the quality standards contained in Schedule A. These items are hereinafter referred to as "Products." In consideration for this License, Licensee agrees to honor the conditions hereof, and shall pay Gore a one-time royalty of U.S. $1.00.

     2. Licensee recognizes Gore's ownership of the Mark and the validity of this License. Licensee agrees to do nothing inconsistent with such ownership or to challenge the validity of this License. Licensee agrees not to use the Mark in any way not specifically permitted by this License.

     3. Licensee agrees that Gore may take all reasonable steps necessary to continuously monitor the quality of the Products. Such steps may include, but are not limited to, inspection of manufacturing operations for Products, inspection and approval of designs, and testing prototypes or samples of Products submitted to or otherwise obtained by Gore. Gore will maintain such designs, prototypes and samples in confidence. It is Licensee's responsibility to obtain Gore's prior written approval of Products under Gore's quality standards prior to the production of Products in commercial quantities. Gore will exert its best efforts to ensure it does not impede the regular design or production schedule for Products. Licensee agrees to give Gore reasonable advance notice of any change in design, materials, or manufacturing process or location for an approved style. Licensee agrees that it will have all Products manufactured only by a manufacturer certified by Gore for the manufacture of Products.

     4. Licensee represents and warrants to Gore that all Products produced hereunder shall conform to all applicable specifications and standards, including those set forth in Schedule A; shall be free from defects in materials and workmanship; and shall be merchantable and fit for the purpose for which they are intended.

     5. If for any reason Licensee, or any certified manufacturer acting on Licensee's behalf, produces Products which do not meet Gore's quality standards, those Products shall be disposed of only in a manner approved in writing and in advance by Gore, and all labels and tags identifying Gore or the Mark will be removed under Gore's supervision.

     6. This License expressly includes the right to use the Mark in advertising and promotional materials. Licensee agrees to use the Mark only in the manner set forth in the guide for the proper use of the Mark which is attached hereto as Schedule B, and, if the Mark is to be used in any manner instructions for which are not contained in Schedule B, Licensee shall seek Gore's prior written approval and advice regarding the intended usage.

     7. Licensee understands and agrees that approval to use the Mark in conjunction with a particular brand or label owned by Licensee is limited to that brand or label, and use of the Mark with a different brand or label owned by Licensee requires Gore's prior written approval even if the Product design and construction is not modified. Where this is the case, such brands will be listed in Schedule C. Any change in design, materials, or manufacturing process or location for an approved style or brand must be approved in writing by Gore before the Mark may be applied to Products incorporating such change.

     8. Any material change in the record or beneficial ownership of Licensee shall constitute an attempted transfer of this License which Gore may or may not, in its sole and absolute discretion, approve.

     9. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion or for any period of time shall not be considered a waiver, nor shall such failure deprive that party or limit its exercise of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement.

     10.   (a)   This Agreement shall take effect on the date indicated below and shall continue in force for one (1) year from that date. This Agreement may be terminated by either party at any time thereafter by giving ninety (90) days' advance written notice. If this Agreement is not so terminated, then it shall automatically be renewed for successive one (1) year periods, subject to earlier termination as provided herein.

           (b) This Agreement may be terminated at any time by an agreement in writing signed by both Parties.

           (c) In the event of a breach of this Agreement by either Party at any time, this Agreement may be terminated by the other Party by giving thirty
(30) days' written notice specifying the breach, provided, however, that the breaching Party shall have the opportunity to cure the specified breach within that thirty (30) day period to the satisfaction of the other Party, in which case this Agreement shall remain in effect.

     11. Upon termination of this Agreement, Licensee undertakes to discontinue immediately any further use of the Mark when Licensee's then-existing stock of Products which comply with Gore's quality standards is exhausted; to destroy all labels, labelling and printed material bearing the Mark; and not use any trademarks similar to the Mark; Licensee further promises that after termination of this Agreement, Licensee will not claim that the use of the Mark by Licensee has created any right, title or interest in or to the Mark on Licensee's part and shall take whatever steps are necessary to ensure that the Mark and all goodwill connected with the Mark remain Gore's property.

     12. All materials, documents, information and equipment which Gore supplies or discloses to Licensee, whether in writing or orally, shall be considered proprietary trade secrets of Gore. Licensee agrees not to disclose any such matters to any third party without Gore's advance written consent or to use it in any way detrimental to Gore's interests. Licensee further agrees to make sure that the dissemination of such information among its employees is restricted to those persons who have a demonstrated need to have access to it to design, make, promote and sell Products, and then only after securing a pledge of confidentiality from them. However, confidential information subject to the restrictions of this paragraph shall not include

     (a)   information currently in the public domain;

     (b)   information which becomes public through no fault of Licensee;

     (c) information previously known to Licensee prior to its disclosure to Licensee by Gore, as shown by Licensee's contemporaneous written records; or

     (d) information disclosed to Licensee by a third party not in breach of any agreement.

Gore agrees to give comparable treatment to any of Licensee's proprietary information which is specifically identified as such in writing at the time of disclosure. The obligations of each party under this paragraph will remain in full force and effect for three (3) years following any termination of this Agreement.

     13. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., not including its choice of law provisions.

     14. This Agreement may be amended only in a written document dated after the date of this Agreement signed by the party sought to be charged, except for Schedules A, B and C to this Agreement which can be amended by Gore at its discretion from time to time by sending a copy of the new Schedule to Licensee.

     15. This Agreement and the attached Schedules is intended to be the final written expression of all the terms included herein and the complete and exclusive statement of the Parties' agreement on the subject governed hereby. These terms may not be contradicted by evidence of any prior agreement or of a contemporaneous oral agreement, may be amended only as provided in paragraph 14 above, and may otherwise be explained, supplemented, modified, altered, waived or suspended only by a writing signed by both Parties. This Agreement and its Schedules shall for purposes of interpretation, construction and all other purposes be deemed to have been drafted by both Parties.

AGREED TO AND ACCEPTED THIS 29 DAY OF OCTOBER, 1993


THE NORTH FACE               W. L. GORE & ASSOCIATES, INC.

BY:  /s/ William N. Simon    /s/ Todd Katz
    ------------------------  -------------------------------

     William N. Simon               Todd Katz
- ----------------------------  -------------------------------
       (Print Name)                 (Print Name)

JWB/jes
UNIVTM
1/27/93

Attachments

Schedule A:  Quality Standards
Schedule B:  Trademark Usage Guide
Schedule C:  Customer Brand Name Identification

                                                      Date:  2/23/93
                                                      Page  1 of 2

                                      SCHEDULE A
                                GORE QUALITY STANDARDS
                             GORE PERFORMANCE STANDARD 1

       All garments made of GORE-TEX -Registered Trademark- fabric, including parkas, jackets, coveralls, pants and the like must meet the following standards.

                    End-Use Applications:  General Outerwear, Ski

A.     Outershell Materials

       1. The main body of the garment or insert, including any hood, cuffs, collar, and flaps must be completely constructed of GORE-TEX fabric. No partial use of GORE-TEX fabric is allowed.

       2. All outer shell materials used in insert products shall have a minimum spray rating of 80 after 20 wash/dry cycles or 70 after 20 wash cycles.

       3. Outer shell materials used in insert products shall have a maximum moisture vapor resistance (Ret) of 45 (10 to the power of -3 m to the power of 2 mbar/w). This is the equivalent of a minimum MVTR of 15,000 gm/m to the power of 2/24 hours (MDM dry method). If shell exceeds a Ret of 45, a maximum Ret of 90 for shell and lining combined may be used.

B.     Sealed Seams

       1. All sealed seams must be sealed with GORE-SEAM -TM- tape or tape with equivalent performance.

       2. The entire width of the GORE-SEAM -TM- tape must be fully adhered to the fabric when tested by holding the taped seam horizontally and gently rolling the seam back and forth between the thumb and forefinger of each hand.

       3. Seam tape shall be applied in such fashion that it is centered, neither the stitch line nor the folded seam allowance being less than 1/8" (3.2mm) from either edge of the tape.

       4. Scorching of knit substrate in three-layer products (including under the tape) is not allowed.

       5. All taped seams must be able to pass a low hydrostatic pressure test (Suter or equivalent) of 3 psi (0.2 bar) for 2 minutes.

                                                      Date:  2/23/93
                                                      Page  2 of 2

                                      SCHEDULE A
                                GORE QUALITY STANDARDS
                             GORE PERFORMANCE STANDARD 1



       6. Any wrinkles in the GORE-TEX fabric as a result of taped seams or construction must be repaired so that the resulting seam does not leak.

       7.      No threads may extend to the edges of the seam tape.

C.     Weather Resistance

       1. Leakage through the sealed seams, front closure, pockets or cuffs to the inside of the garment after exposure to the Gore Rain Test is not permitted. Insert garments (GORE-TEX -TM- LTD, GORE-TEX -TM- z-liner, and GORE-TEX -TM- thermodry) which allows water build up at cuffs and hem shall incorporate drainage features in these areas.

D.     Garment Lining Materials

       1. Linings used in garments must have a maximum moisture vapor resistance (Ret) of 45 (10 to the power of -3 m to the power of 2 mbar/w). This is the equivalent of a minimum MVTR of 15,000 gm/m to the power of 2/24 hours (MDM dry method). For insert products, if lining exceeds a Ret of 45, a maximum Ret of 90 for shell and lining combined may be used.



GORE-TEX AND GORE-SEAM are trademarks of W. L. Gore & Associates Inc.

                                                      Date:  2/23/93
                                                      Page  1 of 2

                                      SCHEDULE A
                                GORE QUALITY STANDARDS
                             GORE PERFORMANCE STANDARDS 2

       All garments made of GORE-TEX -Registered Trademark- fabric, including parkas, jackets, coveralls, pants and the like must meet the following standards.


                          End-Use Applications:  Backcountry

A.     Outershell Materials

       1. The main body of the garment or insert, including any hood, cuffs, collar, and flaps must be completely constructed of GORE-TEX fabric. No partial use of GORE-TEX fabric is allowed.

       2. All outer shell materials used in insert products shall have a minimum spray rating of 80 after 20 wash/dry cycles or 70 after 20 wash cycles.

       3. Outer shell materials used in insert products shall have a maximum moisture vapor resistance (Ret) of 45 (10 to the power of -3 m to the power of 2 mbar/w). This is the equivalent of a minimum MVTR of 15,000 gm/m to the power of 2/24 hours (MDM dry method). If shell exceeds a Ret of 45, a maximum Ret of 90 for shell and lining combined may be used.

B.     Sealed Seams

       1. All sealed seams must be sealed with GORE-SEAM -TM- tape or tape with equivalent performance.

       2. The entire width of the GORE-SEAM -TM- tape must be fully adhered to the fabric when tested by holding the taped seam horizontally and gently rolling the seam back and forth between the thumb and forefinger of each hand.

       3. Seam tape shall be applied in such a fashion that it is centered, neither the stitch line nor the folded seam allowance being less than 1/8" (3.2mm) from either edge of the tape.

       4. Scorching of knit substrate in three-layer products (including under the tape) is not allowed.

       5. All taped seams must be able to pass a low hydrostatic pressure test (Suter or equivalent) of 3 psi (0.2 bar) for 2 minutes.

                                                      Date:  2/23/93
                                                      Page  2 of 2

                                  SCHEDULE A CONT'D
                                GORE QUALITY STANDARDS
                             GORE PERFORMANCE STANDARDS 2



       6. Any wrinkles in the GORE-TEX fabric as a result of taped seams or construction must be repaired so that the resulting seam does not leak.

       7.      No threads may extend to the edges of the seam tape.

C.     Weather Resistance

       1. Leakage through the sealed seams, front closure, pockets or cuffs to the inside of the garment after exposure to the Storm Test is not permitted. Insert garments (GORE-TEX -TM- LTD, GORE-TEX -TM- z-liner, and GORE-TEX -TM- thermodry) which allow water build up at cuffs and hem shall incorporate drainage features in these areas.

D.     Garment Lining Materials

       1. Linings used in garments must have a maximum moisture vapor resistance (Ret) of 45 (10 to the power of -3 m to the power of 2 mbar/w). This is the equivalent of a minimum MVTR of 15,000 gm/m to the power of 2/24 hours (MDM dry method). For insert products, if lining exceeds a Ret of 45, a maximum Ret of 90 for shell and lining combined may be used.



GORE-TEX AND GORE-SEAM are trademarks of W. L. Gore & Associates, Inc.

                    GORE-TEX -Registered Trademark- GLOVE PROGRAM
                                      SCHEDULE A
                                GORE QUALITY STANDARDS

                       SPECIFICATIONS FOR GLOVES INCORPORATING
                   GORE-TEX  -Registered Trademark- GLOVE INSERTS


                              End-Use Applications:  Ski

A.     Materials
       1. All layers, including liner, insulation, and outer shell must be moisture vapor permeable unless approved by Gore.

       2.      Foam cannot be the major source of insulation.

B.     Construction

       1. The GORE-TEX -TM- insert must be permanently attached at the cuff area.

       2. The sealed portion of the GORE-TEX insert in the finished glove must be intact, not broken, torn, or punctured.

       3. There must be sufficient adherence of layers to avoid liner inversion in use.

       4. The appropriate insert type and size must be used for each style.

C.     Finished Gloves

       1. Must be able to pass the Whole Glove Integrity Test (2 psi) and a five minute dunk test with flexing.

       2. Label(s) should clearly indicate the presence of GORE-TEX inserts and/or laminate and the licensee trademark.

D.     Administrative

       1. A Gore representative will be allowed access to appropriate manufacturing site(s) at mutually agreed time intervals.

       2. Samples of raw material such as insulation, shell, and lining as well as representative finished gloves will be submitted to Gore for testing as needed. This would normally occur when new styles are developed or as mutually agreed.

                                      SCHEDULE B

                                  TRADEMARK LICENSE



                                       BETWEEN



                                    THE NORTH FACE

                                         AND
                            W. L. GORE & ASSOCIATES, INC.



LICENSED TRADEMARK(S)

"GORE-TEX"

"Guaranteed To Keep You Dry"



Attachments

                                      SCHEDULE B
                 GUIDE FOR THE PROPER USE OF THE "GORE-TEX" TRADEMARK


       When a trademark is used directly on an article, such as a parka, jacket, shoes, golf suit, etc., manufactured under license to the trademark owner's specifications, then the article itself supplies the noun and the trademark can stand alone.

               Right: GORE-TEX -TM- alone on a label incrporated in a parka, jacket, rainsuit, etc.

       When a trademark is used in print such as in advertising, catalogues, hangtags, promotions, brochures, radio, etc., in reference to a licensed product, it must be followed by its generic or common name.

               Right: GORE-TEX -Registered Trademark- parka, GORE-TEX -Registered Trademark- gloves

4.     Trademarks should never be used in the possessive sense.

               Right: The popularity of GORE-TEX -Registered Trademark-products.
               Wrong:  GORE-TEX's popularity

5.     Do not coin new words or terms for a trademark.

               Wrong:  This fabric has been GORE-TEXED
               Wrong:  GORE-TEXABLE fabric

6. Trademarks identify and distinguish our products from those of other companies, therefore, our trademarks must not be combined or intermingled with the trademarks of other companies.

               Right:  GORE-TEX -Registered Trademark- golf shoes from ETONIC
                         -Registered Trademark-
                       GORE-TEX -Registered Trademark- shoes, the ULTRALIGHT
                         -TM- collection from TIMBERLAND -TM-
                       GORE-TEX -Registered Trademark- parka - EXTREME GEAR
                         -TM- from THE NORTH FACE -Registered Trademark-

               Wrong:  ETONIC GORE-TEX golf shoes
                       TIMBERLAND'S GORE-TEX ULTRALIGHTS
                       THE NORTH FACE GORE-TEX EXTREME GEAR

                                      SCHEDULE B
                      Guide To The Proper Use Of The Trademark
                             "GUARANTEED TO KEEP YOU DRY"


       "GUARANTEED TO KEEP YOU DRY" is a slogan trademark to be used in connection with outerwear manufactured under the auspices of W. L. Gore & Associates, Inc. It shall only be used on garment styles approved by W. L. Gore & Associates, Inc.

       The trademark should be used either in all caps or initial caps with the registered mark following:


                 GUARANTEED TO KEEP YOU DRY -Registered Trademark-

                 Guaranteed to Keep You Dry -Registered Trademark-

       Since slogans do not require the use of a noun, it may be used alone as above. However, it may also be used in the following manner:

             GUARANTEED TO KEEP YOU DRY -Registered Trademark- program

              GUARANTEED TO KEEP YOU DRY -Registered Trademark- label

       The slogan "GUARANTEED TO KEEP YOU DRY -Registered Trademark-" should never be used in a non-trademark manner such as:

               This parka is guaranteed to keep you dry.



Alternative wording shall be used, for example:

               This parka is engineered so you stay comfortable and dry.

                                      SCHEDULE C

                          CUSTOMER BRAND NAME IDENTIFICATION



       This section identifies Licensee's brand names which may be used on Products which carry the Gore Trademarks listed in Schedule B.



LICENSED BRAND NAMES:

The North Face

[LETTERHEAD]


                                                      May 20, 1994



Mr. William A. McFarlane
Executive Vice President
The North Face                                    By Fax:  (510) 527-5769
999 Harrison Street
Berkeley, California  94710

Dear Mr. McFarlane:

    I write to respond to your letters of May 17th to our Mr. Andy Warrender of our wholly-owned subsidiary, W. L. Gore & Associates UK, Ltd. and Mr. Todd Katz of our parent corporation, W. L. Gore & Associates, Inc. here in the U.S.

    I am pleased to confirm that we are in general agreement with the contents of your letters, and specifically agree as follows. In the event your group's bid for the assets of The North Face is successful on or about May 25th, we will not assert our right to terminate the trademark license agreement between Gore UK and TNF Scotland dated February 6, 1989, under Clause 8(d) of that agreement. In addition, in the event all or substantially all of the assets of TNF are sold on or about May 25th, Gore US will not assert its right to terminate the trademark license dated October 29, 1993 between Gore US and TNF under Clause 8 thereof. We do, of course, reserve all other rights and benefits of these trademark licenses, including our rights to require performance of the other party's obligations in strict accordance with the terms of each contract, and expressly disclaim any contractual or other obligation with any new party which is not expressly mentioned in the licenses.

    I trust this letter will be satisfactory for your purposes; if not, please let me know.


                                       Sincerely yours,



                                       /s/ David Clayton Carrad
                                       David Clayton Carrad,
                                       Attorney


cc:  Chuck Carroll, APC
     Tom Erickson, APC
     Todd Katz, Seattle
     Andy Warrender, Livingston